3: ROY G

ROY G. HALE

Certified Public Accountant

301-870-3374 PO Box 2634

800-286-4602 La Plata, MD 20646

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNT

I hereby consent to the inclusion of my independent audit report, dated April 25, 2001, in the Registration Statement being filed under the Securities Act of 1933 and the Investment Company Act of 1940 by the Copley Fund, Inc., relating to the audited financial statements, as of February 28, 2001, referred to therein.

I also consent to the reference of my practice as an independent certified public accountant.

/s/ Roy G. Hale

Roy G. Hale

Certified Public Accountant

April 25, 2001

La Plata, Maryland